Exhibit 15.1

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
Pointer do Brasil Comercial S.A.

1.
We have audited the accompanying balance sheets of POINTER DO BRASIL COMERCIAL S.A. ("the Company") as of 31st. December 2012 and 2011, and the related statements of income, of changes in shareholders’ equity accounts and of cash flows for each of the two years in the periods ended 31st December 2012 and 2011, accompanied by explanatory notes, expressed in US Dollars. These financial statements are the responsibility of the Company’s management.   Our responsibility is to express an opinion on these financial statements based on our audit.

2.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.   An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.   We were not engaged to perform an audit of the Company’s internal control over financial reporting.   Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.   Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.   We believe that our audit provide a reasonable basis for our opinion.

3.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the company as of 31st. December 2012 and 2011 and the results of its operations, the changes in shareholders’ equity accounts and its cash flows for each of the two years in the periods ended 31st December 2012 and 2011 in conformity with accounting principles generally accepted in the United States of America.

São Paulo, Brazil, 8th. February 2013.

/s/ Ricardo Julio Rodil
RICARDO JULIO RODIL
ACCOUNTANT - CRC-1SP111444/O-1

BAKER TILLY BRASIL AUDITORES INDEPENDENTES S/S
CRC-2SP016754/O-1